QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Latitude Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Latitude Communications, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

Subject Company: Latitude Communications, Inc.
Commission File No.: 000-25475

        On November 12, 2003, Cisco Systems, Inc. and Latitude Communications, Inc. announced that the two companies have entered into a definitive agreement for Cisco to acquire Latitude Communications and issued the following press release with respect to the merger:

Cisco Systems to Acquire Latitude Communications

Adds Rich-media Conferencing Capability to Industry Leading
IP Communications Portfolio

        SAN JOSE, Calif., November 12, 2003—Cisco Systems, Inc., today announced a definitive agreement to acquire publicly-held Latitude Communications, Inc. (NASDAQ: LATD) of Santa Clara, Calif. Latitude is a leading provider of enterprise conferencing products with its MeetingPlace audio and web conferencing solution. The acquisition advances Cisco's leadership in IP communications by adding rich-media conferencing, which combines voice, video and web conferencing, to Cisco's Architecture for Voice, Video and Integrated Data (AVVID) product portfolio.

        Under the terms of the agreement, Cisco will pay $3.95 in cash for each outstanding share of Latitude, or approximately $80 million in the aggregate, and will convert outstanding Latitude options to Cisco options. The acquisition of Latitude is expected to close in the second quarter of Cisco's fiscal year 2004. In connection with the acquisition, Cisco expects a nominal one-time charge for purchased in-process research and development expenses. The acquisition is subject to Latitude stockholder approval, various standard closing conditions, and regulatory approvals.

        "Bringing a leader in enterprise rich-media conferencing together with the leader in IP voice communications makes perfect sense," said Don Proctor, Vice President and General Manager, Cisco's Voice Technology Group. "This acquisition will enable Cisco to accelerate delivery of intelligent multimedia conferencing solutions which take advantage of dynamic network information—such as presence and location data about network users—to improve workplace productivity. Basing these products on industry standards, such as SIP, H.323 and XML, ensures solutions that seamlessly integrate voice and video conferencing, as well as emerging technologies such as instant messaging and data collaboration."

        "We believe that Cisco's industry leadership position, strong customer focus, and commitment to technological excellence will provide the ideal combination to bring the benefits of rich-media conferencing to more customers than ever before," said Rick McConnell, chief executive officer, Latitude Communications. "Latitude is enthusiastically entering this new relationship and welcomes the opportunity to contribute to Cisco's strategic direction."

        Like the private branch exchange (PBX) market, the customer contact market, and the voice messaging market, the enterprise conferencing market is in transition. Business customers are shifting from "off-network" services to "on-network" solutions behind the firewall for greater security and significant cost-savings. As use of "on-network" conferencing grows, enterprises are looking to combine voice, video and data on the converged IP network. Rich-media conferencing provides that experience, cost-effectively and securely.

        Latitude MeetingPlace currently integrates with leading enterprise desktop scheduling applications such as IBM/Lotus Notes and Microsoft Outlook, as well as with data collaboration and instant messaging solutions such as IBM/Lotus Sametime. Latitude MeetingPlace also offers significant integration with Cisco CallManager, enabling users to schedule, attend, and manage meetings using the display on Cisco IP phones, adding new capabilities to the more than 2.3 million Cisco IP phones sold to date. Cisco and Latitude also intend to integrate MeetingPlace with Cisco IP/VC for video conferencing capability.

        Upon closing of the acquisition, Latitude's business will become part of Cisco's Voice Technology Group, reporting to Don Proctor, Vice President and General Manager, and its products will be sold under the Cisco brand through Cisco sales channels.

        Latitude Communications, Inc., was founded in 1993 and held its Initial Public Offering (IPO) in 1999. The company has 183 employees and more than 400 customers worldwide. For the nine months ended September 30, 2003, it reported revenues of $26M.

About Cisco Systems

        Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. Information on Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

# # #

        Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

        This press release contains forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws. These statements include, among others, statements relating to Cisco's plans for new conferencing solutions, the evolution of the enterprise conferencing market, and the timeframe during which the merger is expected to close. Statements regarding future events are based on the parties' current expectations and are necessarily subject to associated risks related to, among other things, obtaining Latitude stockholder and regulatory approval of the merger, the potential impact on the business of Latitude due to uncertainty about the merger, the retention of employees of Latitude, the ability of Cisco to successfully integrate Latitude's products, technology and operations and to achieve planned synergies, and whether (and how quickly) the market for enterprise conferencing develops and evolves as anticipated. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the "Risk Factors" section of Cisco's most recent Form 10-K filed with the SEC on September 10, 2003. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

Additional Information about the Merger and Where to Find It

        Latitude Communications intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Latitude. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, INVESTORS AND STOCKHOLDERS OF LATITUDE ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by Latitude with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of Latitude may obtain free copies of the documents filed with the SEC by contacting Latitude Investor Relations, 1-408-988-7200 or Latitude Communications, Inc. 2121 Tasman Drive Santa Clara, CA 95054. You may also read and copy any reports, statements and other information filed by Latitude at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

        LATITUDE AND CISCO AND THEIR RESPECTIVE EXECUTIVE OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE LATITUDE STOCKHOLDERS IN FAVOR OF THE MERGER. CERTAIN EXECUTIVE OFFICERS AND DIRECTORS OF LATITUDE HAVE INTERESTS IN THE MERGER, INCLUDING RETENTION BONUSES, SEVERANCE ARRANGEMENTS, ACCELERATION OF VESTING OF STOCK OPTIONS AND THEIR OWNERSHIP OF LATITUDE'S COMMON STOCK, AND THEIR INTERESTS WILL BE DESCRIBED IN THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

QuickLinks

Cisco Systems to Acquire Latitude Communications Adds Rich-media Conferencing Capability to Industry Leading IP Communications Portfolio